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                                                                    EXHIBIT 99.2


                             AUDIT COMMITTEE CHARTER
                                       OF
                        REMINGTON OIL AND GAS CORPORATION

PURPOSE AND RESPONSIBILITIES

The Audit Committee is a standing committee of the Board of Directors. Its purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, including assisting the Board of Directors oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the Company's Registered Public Accounting Firm's qualifications and independence, and (4) the performance of the Company's internal audit function and the Company's Registered Public Accounting Firm, and preparing the Audit Committee Report that the Securities and Exchange Commission rules require be included in the Company's annual proxy statement.

In carrying forth this purpose, the Audit Committee, as a committee of the Board of Directors shall be directly responsible for the appointment, compensation, and oversight of the work of the Company's Registered Public Accounting Firm retained for the purpose of preparing or issuing an audit report and related work. The Company's Registered Public Accounting Firm shall report directly to the Audit Committee. The Audit Committee shall have the sole authority to retain and terminate the Company's Registered Public Accounting Firm, and to approve all audit engagement fees and terms and all significant non-audit engagements with a Registered Public Accounting Firm. The Audit Committee may, but is not required to, seek the input of the Company's management as to such matters, provided that the Audit Committee's responsibilities are not delegated to management. No engagement by the Company of a Registered Public Accounting Firm in connection with an audit, quarterly reviews or other material non-audit related work shall be valid unless the engagement letter relating to such work has been executed by the Chairperson of the Audit Committee. As used throughout this Audit Committee Charter, the term "Registered Public Accounting Firm" shall have the meaning set forth in the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and shall also mean independent public accountants until such time as independent public accountants used by the Company become Registered Public Accounting Firms as required under the Sarbanes-Oxley Act. Unless the context otherwise requires, as used in this Audit Committee Charter, the term "Registered Public Accounting Firm" shall refer to the Registered Public Accounting Firm retained for the purpose of preparing or issuing an audit opinion on the consolidated financial statements of the Company.

The Audit Committee shall have the ultimate power of determination regarding issues of the qualifications, performance and independence of the Company's Registered Public Accounting Firm and shall prepare the Audit Committee Report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

The Audit Committee shall establish a P.O. Box or address independent of the company in order to receive communications addressed to the Audit Committee. This address shall be published in the Company's Proxy Statement and posted on its website.

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ORGANIZATION

         - Appointment and Term. The members of the Audit Committee shall be appointed annually by the vote of the majority of the Board of Directors. The Board of Directors, by majority vote, may remove any member of the Audit Committee. Except for the prior resignation or removal, each member of the Audit Committee shall serve on the Audit Committee until his or her term of office as a director of the Company expires.

         - Composition. The audit committee shall be composed of three Independent Directors.

         - Eligibility. Only Independent Directors who receive only director fees and expense reimbursement from the company as compensation may be members of the Audit Committee and only members of the Audit Committee may vote on matters before the Audit Committee. Decisions of the Audit Committee shall require the affirmative vote of a majority of members of the Audit Committee.

         - Qualifications. All members of the Audit Committee must be financially literate, and the Chairperson of the Audit Committee shall have a background in financial reporting, accounting, auditing, or finance

         - Audit Committee Financial Expert. The Audit Committee shall have an "Audit Committee Financial Expert" on the Committee and the Company shall disclose in its Annual Report on Form 10-K and its Proxy Statement for the Annual Meeting that there is an "Audit Committee Financial Expert" on the Audit Committee. The term "Audit Committee Financial Expert" shall have such meaning as promulgated under the regulations in accordance with the Sarbanes-Oxley Act. The "Audit Committee Financial Expert" must understand financial statements and GAAP; have the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; have experience preparing, auditing, analyzing or evaluating financial statements generally comparable to the Company's financial statements, or has experience supervising one or more persons engaged in such activities; understand internal controls and procedures for financial reporting; and understand audit committee functions.

         - Independence. All members of the Audit Committee must be Independent (as defined in the Company's By-Laws).

         - Appointment of a Chairperson. The Audit Committee shall recommend a Chairperson from among its members to the Board of Directors for approval. It is the responsibility of the Chairperson to schedule all meetings of the Audit Committee and provide the Audit Committee, other members of the Board, and the Company's Secretary with a written notice and written agenda for all meetings.

         - Meetings. The Audit Committee shall meet at least four times per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

         - Reporting and Minutes. The Audit Committee shall report to the entire Board of Directors and shall provide all notices and minutes of meetings of the Audit Committee

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                  to the Board of Directors. All notices, agendas, and minutes of meetings shall be provided to the Company's management in order for payment of any applicable meeting fees and expenses to be made.

         - Power to retain Advisors. The Audit Committee is authorized and empowered to retain such independent advisors, including counsel that the Audit Committee may deem necessary in order to carry out its responsibilities. No engagement shall be a valid act of the committee and no compensation for the services of such advisors shall be paid by the Company unless, prior to such engagement, the Company Secretary was advised of the decision to engage the advisor, a preliminary budget for the engagement of the advisor was submitted to the Company Secretary, the identity of the advisor was made known to the Company Secretary so that conflicts could be checked and independence verified, and the Company Secretary was provided an undertaking by the committee chairperson that any and all letters, reports, and studies prepared by the advisor will be made known and made available to the Company's Board of Directors as a whole.

         - Procedures. The Audit Committee shall establish procedures for:

                  - the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

                  - the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

                  - the receipt, retention, and treatment of submissions by attorneys regarding possible violations of securities laws.

         - Review of Charter. The Audit Committee shall at least on an annual basis review and update its charter and recommend any changes to the Board of Directors for approval.

         - Annual Performance Review. The Audit Committee shall perform an annual performance evaluation of the Audit Committee in accordance with the Company's By-Laws.

         -        OUTSIDE AUDITORS

         - At least annually, the Audit Committee shall obtain a report by the Company's Registered Public Accounting Firm responsible for the Company's audit and audit related work which describes:

                  - the Registered Public Accounting Firm's internal quality control procedures,

                  - any material issues raised by the most recent internal quality control review of the Registered Public Accounting Firm,

                  - any material issues raised by any inquiries or investigations by any governmental or quasi-governmental, professional authorities or the Public Company Accounting Oversight Board established pursuant to the Sarbanes-Oxley Act within the preceding five years, respecting one or more of the independent audits carried out by the Registered Public Accounting Firm, and any steps taken to deal with such issues, and

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                  -        all relationships between the Registered Public
                           Accounting Firm and the Company, so that the Audit Committee may assess the Registered Public Accounting Firm's independence.

         - This report from the Registered Public Accounting Firm shall be in addition to an on-going duty of the Registered Public Accounting Firm and the Audit Committee to engage in a continuing dialog regarding any matters, relationships or services that may affect the objectivity of the Registered Public Accounting Firm. In this regard the Audit Committee may require a statement from the Registered Public Accounting Firm on a basis more frequent than annually regarding all relationships between the Registered Public Accounting Firm and the Company. The Audit Committee shall take such action as is appropriate in response to the Registered Public Accounting Firm's report to satisfy itself as to the Firm's independence.

         - The Audit Committee shall at least on an annual basis review and evaluate the performance of the Registered Public Accounting Firm's lead partner responsible for the Company's audit and see that such partner is rotated off the Company's audit at least as frequently (5 years) as required by the Sarbanes-Oxley Act. The Company's management and the personnel responsible for the Company's internal audit function should be consulted in relation to this review. The Audit Committee should also consider whether there should be a rotation on a regular basis of the Registered Public Accounting Firm responsible for the Company's audit.

         - The Audit Committee should present its conclusions regarding the independence of the Registered Public Accounting Firm to the Board of Directors.

OVERSIGHT RESPONSIBILITIES

         - The Audit Committee shall discuss the Company's annual audited financial statements and quarterly financial statements with management and the Registered Public Accounting Firm including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Audit Committee should also review and discuss Company earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

         - The Audit Committee shall discuss policies with respect to risk assessment and risk management, and should review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the company.

         - The Audit Committee should consider and review with management and the Registered Public Accounting Firm:

                  - the effectiveness of or weaknesses in the Company's internal controls including the Company's internal audit function, computerized information system controls and security, the overall control environment, and accounting and financial controls.

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                  -        any related significant findings and recommendations
                           of the Registered Public Accounting Firm together with management's responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

         - The Audit Committee shall review with the Registered Public Accounting Firm the coordination of audit efforts to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts, and the effective use of audit resources.

         - The Audit Committee shall discuss with management and the Company's Registered Public Accounting Firm the status and adequacy of management information systems and other information technology, including the significant risks related thereto and major controls over such activities.

         - The Audit Committee shall set clear hiring guidelines for employees or former employees of the Company's Registered Public Accounting Firm.

         - The Audit Committee shall report regularly to the Board of Directors. In doing so, the Audit Committee should review with the full Board of Directors any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's Registered Public Accounting Firm and the performance of the Company's internal audit function.

Financial Reporting

         - Although it is not the responsibility of the Audit Committee to prepare the Company's financial statements and disclosures, the Audit Committee must review:

                  - major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

                  - analyses prepared by the Company's management and or the Registered Public Accounting Firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on financial statements; and

                  - the effect of regulatory accounting initiatives, as well as any off-balance sheet structures, on the Company's financial statements.

         - The Audit Committee shall regularly review with the Company's Registered Public Accounting Firm any audit problems or difficulties encountered in the course of the audit work and the response of the Company's management to such problems or difficulties. Such regular review shall include any restrictions on the scope of the Registered Public Accounting Firm's activities or requested information, and any significant disagreement with management. To that end, the Audit Committee should review and discuss the following items with the Registered Public Accounting Firm:

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                  -        any accounting adjustments that were noted or
                           proposed by the Registered Public Accounting Firm but were "passed" (as immaterial or otherwise);

                  - any communications between the Registered Public Accounting Firm's audit team and the Registered Public Accounting Firm's national office respecting auditing or accounting issues presented by the engagement;

                  - any "management" or "internal control" letter issued, or proposed to be issued, by the Registered Public Accounting Firm to the Company; and

                  - the responsibilities, budget and staffing of the Company's internal audit function.

         - The Audit Committee shall review the Company's filings with the Securities and Exchange Commission and other agencies and other published documents containing the company's financial statements, including annual and interim reports, press releases and statutory filings, and consider whether the information contained in these documents is consistent with the information contained in the Company's financial statements.

         - The Audit Committee shall review with management and the Company's Registered Public Accounting Firm at the completion of the annual examination:

                  - the Company's annual financial statements and related footnotes.

                  - the Registered Public Accounting Firm's audit of the financial statements and their report thereon.

                  - any significant changes required in the Registered Public Accounting Firm's audit plan.

                  - any serious difficulties or disputes with management encountered during the course of the audit.

                  - the existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

                  - other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards or applicable standards established by the Public Company Accounting Oversight Board.

                  - review and approve the Company's accounting principles.

         - The Audit Committee shall review with management and the Registered Public Accounting Firm at the completion of the quarterly review and the annual audit prior to the filing of the Forms 10-Q and 10-K, respectively, the matters set forth above and other matters contained within Statement of Auditing Standards 61, including, but not limited to, significant adjustments, management judgments and accountant estimates, significant new accounting policies and disagreements with management and as such standards as may be promulgated by the Public Company Accounting Oversight Board.

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AUDIT COMMITTEE REPORT

         - In connection with the annual audit of the Company's financial statements and the Audit Committee's discussions with the Company's Registered Public Accounting Firm and the Company's management, the Audit Committee shall provide a report in the Company's proxy statement, no less frequently than required by the rules and regulations of the Securities and Exchange Commission, stating whether the Audit Committee has reviewed and discussed the audited financial statements with management, whether the Audit Committee has discussed with the Registered Public Accounting Firm the matters required to be discussed pursuant to Statement of Auditing Standards 61 and any other applicable standards and whether the Audit Committee has received the written disclosures and the letter from the Registered Public Accounting Firm required by Independence Standards Board Standard No. 1 and has discussed with the Registered Public Accounting Firm its independence.

COMPLIANCE WITH LAWS AND REGULATIONS

         - The Audit Committee shall ascertain whether the Company has an effective process for determining risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations.

         - The Audit Committee shall review with the Company's general counsel and others any legal, tax, or regulatory matters that may have a material impact on Company operations and the financial statements, related Company compliance policies, and programs and reports received from regulators.

COMPLIANCE WITH CODES OF ETHICAL CONDUCT

         - The Audit Committee shall review and assess the Company's processes for administering those sections of the Company's Corporate Governance Guidelines and the Company's Code of Business Conduct and Ethics which relate to matters within the purview of the Audit Committee Charter.

         - The Audit Committee shall review with the Registered Public Accounting Firm the results of the Registered Public Accounting Firm's review of the Company's monitoring of compliance with the Company's Corporate Governance Guidelines and the Company's Code of Business Conduct and Ethics, including compliance with the Foreign Corrupt Practices Act.

         - The Audit Committee shall review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the Registered Public Accounting Firm.

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